Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Sheri Woodruff	Ed Arditte
	609-720-4399	609-720-4621
	swoodruff@tyco.com	Karen Chin
609-720-4398

TYCO REPORTS FOURTH QUARTER EARNINGS
FROM CONTINUING OPERATIONS OF $0.63 PER SHARE

•                  Results Were Positively Impacted By Special Items of $0.12 Per Share

•                  Cash Flow From Operating Activities of $2.4 Billion; Free Cash Flow of $1.9 Billion

•                  Company Repurchased 24 Million Shares for $625 Million During the Quarter

•                  Company Initiates $600 Million Restructuring Program to Improve Operating Efficiency

PEMBROKE, Bermuda — Nov. 15, 2006 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported diluted GAAP earnings per share (EPS) from continuing operations of $0.63 for the fiscal fourth quarter of 2006.  Results include the positive impact of special items of $0.12 per share.  This compares to GAAP EPS from continuing operations of $0.41 in the fiscal fourth quarter of 2005.  Revenue in the quarter totaled $10.8 billion, with organic revenue growth of 7 percent.  The company generated cash flow from operating activities of $2.4 billion and free cash flow of $1.9 billion in the quarter, which included $65 million in cash payments for separation-related costs.

In the current quarter, EPS from continuing operations was positively impacted by $0.12 per share from special items:

* Benefit from certain tax items	$0.14
* Income from an insurance-related settlement with a former executive	$0.04
* Charge for write-off of in-process R&D from Healthcare acquisition	$(0.03)
* Charge for costs related to separation	$(0.03)
Total	$0.12

Tyco Chairman and Chief Executive Officer Ed Breen said, “This was a quarter of continued progress for Tyco, with solid organic growth, increased operating income, and strong cash flow.

We are progressing steadily toward separation and are on schedule for a January filing of separation-related documents with the Securities and Exchange Commission.”

During the fourth quarter, Tyco used $625 million in cash to buy back 24 million shares.  For the full year, Tyco has used $2.5 billion to repurchase 95 million shares, representing 4.4 percent of diluted shares outstanding.

RESTRUCTURING PROGRAM

To further improve its operating efficiency beginning in the first fiscal quarter of 2007, Tyco is launching a restructuring program and expects to incur up to $600 million of charges — of which $450 million are expected to be cash.  This program includes projects in all four business segments, as well as corporate.  The $600 million Tyco-wide program includes projects costing about $270 million at Fire & Security; $150 million at Healthcare; $80 million at Engineered Products & Services; $60 million at Electronics; and $40 million at corporate.   The company anticipates incurring approximately $500 million of the total program charges in fiscal 2007, with the remaining $100 million in fiscal 2008.  Cash payments for the program are expected to be $250 million in fiscal 2007 and $200 million in fiscal 2008.  Cash savings from these activities are estimated at $50 million in 2007 and $200 million in 2008, resulting in the program becoming cash neutral in 2008.  The company expects to reach full-year run rate savings of approximately $300 million by 2009.

At the beginning of the fiscal year, Tyco adopted Statement of Financial Accounting Standards (SFAS) No. 123R, which requires the expensing of stock options; prior year results were not restated.  Organic revenue growth, free cash flow, EPS from continuing operations excluding special items, income from continuing operations excluding special items, and operating income excluding stock option expense are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  To further assist in understanding the special items included in Tyco’s GAAP results for fiscal year 2006, the company has provided a summary schedule attached to this document.  A set of detailed schedules can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the quarter ended Sept. 30, 2005 unless otherwise indicated.

Electronics

	Sept. 29, 2006	Sept. 30, 2005	$ Change	% Change
Revenue	$3,363	$2,969	$394	13%
Operating Income Excluding Stock Option Expense	$490	$428	$62	14%
Stock Option Expense	$(8)	$0	$(8)
Operating Income	$482	$428	$54	13%
Operating Margin	14.3%	14.4%

Organic revenue growth was 11 percent, with strong growth across most end markets, including double-digit growth in the communications, computer, appliance, industrial machinery, consumer electronics and mobile phone end markets.  Sales to the automotive market grew 4 percent with strength in Europe and Asia offsetting a revenue decline in North America.

Operating income excluding stock option expense increased by $62 million.  Income from higher revenue, cost improvements and pricing actions more than offset $104 million in higher materials cost, primarily copper.

Fire & Security

	Sept. 29, 2006	Sept. 30, 2005	$ Change	% Change
Revenue	$3,062	$2,894	$168	6%
Operating Income Excluding Stock Option Expense	$364	$321	$43	13%
Stock Option Expense	$(6)	$0	$(6)
Operating Income	$358	$321	$37	12%
Operating Margin	11.7%	11.1%

Organic revenue growth was 5 percent, with continuing improvement in both the Worldwide Fire and Worldwide Security businesses.  Organic growth in Worldwide Fire was 7 percent, and was 5 percent in Worldwide Security, partially offset by a slight decline in Safety Products.

Operating income excluding stock option expense increased by $43 million.  The increase was largely due to higher revenue, with improvement in the contracting, installation, alarm monitoring and service businesses.

Healthcare

	Sept. 29, 2006	Sept. 30, 2005	$ Change	% Change
Revenue	$2,481	$2,415	$66	3%
Operating Income Excluding Stock Option Expense	$511	$338	$173	51%
Stock Option Expense	$(5)	$0	$(5)
Operating Income	$506	$338	$168	50%
Operating Margin	20.4%	14.0%

Organic revenue growth in the quarter was 2 percent.  Growth across most businesses was partially offset by declines in Imaging and Respiratory.

Operating income excluding stock option expense increased by $173 million.  Operating income in the current quarter reflects a $60 million in-process R&D charge related to recent acquisitions.  The prior year’s fourth quarter included a $277 million charge for a legal matter.  The remaining decrease in operating income was primarily due to results in Respiratory and Imaging.

Engineered Products & Services

	Sept. 29, 2006	Sept. 30, 2005	$ Change	% Change
Revenue	$1,854	$1,657	$197	12%
Operating Income Excluding Stock Option Expense	$219	$157	$62	39%
Stock Option Expense	$(3)	$0	$(3)
Operating Income	$216	$157	$59	38%
Operating Margin	11.7%	9.5%

Organic revenue growth was 10 percent, with continued strength in Flow Control, Fire & Building Products and Electrical & Metal Products.  In the Flow Control business, backlog has grown 40 percent during the past year, and grew 6 percent on a quarter sequential basis.

Operating income excluding stock option expense increased by $62 million due to higher revenue, strong operating performance in Flow Control and Fire & Building Products and higher steel spreads in Electrical & Metal Products.

OTHER ITEMS

•                  The tax rate adjusted for special items was 26.7 percent for the quarter and 25.0 percent for the full year.

•                  The fourth quarter tax expense included the favorable impact of $300 million related to benefits the company will realize from the utilization of prior net operating losses and from a favorable tax ruling outside the U.S.

•                  During the quarter, Tyco entered into a settlement with a former senior executive that reduced the company’s obligation to pay certain employment-related insurance benefits in the future and resulted in $72 million of income which was included in corporate expense.

•                  In October 2006, the company completed the sale of the Tyco Printed Circuit Group for $226 million.  This business is classified as a discontinued operation and therefore, its results are not reflected in Tyco’s revenue and income from continuing operations.

•                  Today, the company separately reported the results of its internal review of historical stock option grant practices.  The results of this review had no impact on 2006 reported results and less than $0.01 per share impact on 2005 reported results.  For more information, please see the company’s report on Form 8-K filed with the Securities and Exchange Commission and which is also available at www.tyco.com.

OUTLOOK

For the first quarter of 2007, the company expects to achieve EPS from continuing operations, excluding special items and charges related to the announced restructuring, of $0.42 to $0.44 per share.  Please see the disclosures at the end of this press release for additional information.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare and Engineered Products & Services.  With 2006 revenue of $41 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 8:30 a.m. ET.  The call can be accessed in three ways:

•                  Web — Go to Tyco’s website at http://investors.tyco.com.  A replay of the call will be available through Nov. 30, 2006 at the same website.

•                  Telephone — The telephone dial-in number in the United States is (800) 288-8960. The telephone dial-in number for participants outside the United States is (651) 224-7582.

•                  Audio replay — The conference call will be available for replay beginning at 12:00 p.m. on Nov. 15, 2006 and ending at 11:59 p.m. on Nov. 22, 2006. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 843632.

NON-GAAP MEASURES

“EPS from continuing operations excluding special items,” “income from continuing operations excluding special items,”  “free cash flow” (FCF), “organic revenue growth,” and “operating income excluding stock option expense” are non-GAAP measures and should not be considered replacements for GAAP results.

The company has forecast its EPS from continuing operations excluding special items and income from continuing operations excluding special items related to divestitures, acquisitions, restructuring charges, early retirement of debt, transaction costs related to the separations, and other income or charges that may mask the underlying results and trends and make it difficult to give investors perspective on underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be taken, it is difficult to include the impact of those items in the forecast.  The company has forecast its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the impact of special items because the company cannot predict the amount and timing of such items.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company’s incentive compensation plans.  The difference reflects the impact from:

•                  the sale of accounts receivable programs,

•                  net capital expenditures,

•                  acquisition of customer accounts (ADT dealer program),

•                  cash paid for purchase accounting and holdback liabilities, and

•                  voluntary pension contributions.

The impact from the sale of accounts receivable programs and voluntary pension contributions is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Organic revenue growth is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).  Organic revenue growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

Operating income excluding stock option expense is a financial measure used by the company to evaluate the underlying results and operating performance of the businesses.  The difference between operating income (the most comparable GAAP measure) and operating income excluding stock option expense (the non-GAAP measure) reflects the impact of SFAS 123R.  The limitation of this measure is that it excludes items that impact the company’s operating income.  This limitation is best addressed by using this measure in combination with operating income (the most comparable GAAP measure) because operating income excluding stock option expense does not reflect the impact of adopting SFAS 123R and may be lower than operating income (the most comparable GAAP measure).  Management believes operating income excluding stock option expense is a useful measure that excludes items which may mask underlying trends and make it difficult to give investors perspective on underlying business results.  See the tables contained in this press release for the reconciliation presenting the components of operating income excluding stock option expense.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2005 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.

#  #  #

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005
Net revenue	$10,760	$9,935	$40,960	$39,305
Cost of sales	7,168	6,555	27,283	25,571
Selling, general and administrative expenses	1,948	2,327	7,988	8,205
Separation costs	80	—	169	—
(Gains) losses on divestitures	(5)	10	(44)	(274)
Restructuring and asset impairment charges, net	2	1	27	11
In-process research and development	60	—	63	—
Operating income	1,507	1,042	5,474	5,792
Interest income	39	31	134	123
Interest expense	(168)	(193)	(713)	(815)
Other (expense) income, net	(8)	4	(11)	(911)
Income from continuing operations before income taxes and minority interest	1,370	884	4,884	4,189
Income taxes	(80)	(14)	(799)	(1,123)
Minority interest	(3)	(3)	(10)	(9)
Income from continuing operations	1,287	867	4,075	3,057
(Loss) income from discontinued operations, net of income taxes	(20)	50	(348)	(46)
Income before cumulative effect of accounting change	1,267	917	3,727	3,011
Cumulative effect of accounting change, net of income taxes	—	—	(14)	21
Net income	$1,267	$917	$3,713	$3,032

Basic earnings per common share:
Income from continuing operations	$0.64	$0.43	$2.03	$1.52
(Loss) income from discontinued operations	(0.01)	0.02	(0.17)	(0.02)
Cumulative effect of accounting change	—	—	(0.01)	0.01
Net income	$0.63	$0.45	$1.85	$1.51
Diluted earnings per common share:
Income from continuing operations	$0.63	$0.41	$1.97	$1.45
(Loss) income from discontinued operations	(0.01)	0.03	(0.17)	(0.03)
Cumulative effect of accounting change	—	—	—	0.01
Net income	$0.62	$0.44	$1.80	$1.43

Weighted-average number of shares outstanding:
Basic	1,996	2,017	2,010	2,012
Diluted	2,043	2,127	2,084	2,167

Income Reconciliation for Diluted EPS:
Income from continuing operations	$1,287	$867	$4,075	$3,057
Add back of interest expense for convertible debt	5	13	31	74
Income from continuing operations, giving effect to dilutive adjustments	1,292	880	4,106	3,131
(Loss) income from discontinued operations	(20)	50	(348)	(46)
Cumulative effect of accounting change	—	—	(14)	21
Net income, giving effect to dilutive adjustments	$1,272	$930	$3,744	$3,106

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and Quarterly Reports on Form 10-Q’s for the quarterly periods ended December 30, 2005, March 31, 2006 and June 30, 2006.

NOTE:

The 2005 financial statements do not reflect the results of the internal review of historical stock option grant practices. The impact on reported results was less than $0.01 per share. For more information, please see Tyco’s report on Form 8-K filed on November 15, 2006.

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions)
(Unaudited)

	Quarter Ended				Twelve Months Ended
	September 29, 2006		September 30, 2005		September 29, 2006		September 30, 2005

NET REVENUE
Electronics	$3,363		$2,969		$12,724		$11,774
Fire and Security	3,062		2,894		11,653		11,503
Healthcare	2,481		2,415		9,641		9,543
Engineered Products and Services	1,854		1,657		6,942		6,456
Corporate	—		—		—		29
Total Net Revenue	$10,760		$9,935		$40,960		$39,305

OPERATING INCOME AND MARGIN
Electronics	$482	14.3%	$428	14.4%	$1,808	14.2%	$1,849	15.7%
Fire and Security	358	11.7%	321	11.1%	1,190	10.2%	1,216	10.6%
Healthcare	506	20.4%	338	14.0%	2,200	22.8%	2,286	24.0%
Engineered Products and Services	216	11.7%	157	9.5%	676	9.7%	672	10.4%
Corporate	(55)		(202)		(400)		(231)
Operating Income and Margin	$1,507	14.0%	$1,042	10.5%	$5,474	13.4%	$5,792	14.7%

NOTE:

The 2005 operating income does not reflect the results of the internal review of historical stock option grant practices. For more information, please see Tyco’s report on Form 8-K filed on November 15, 2006.

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 29,	June 30,	September 30,
	2006	2006	2005

Current Assets:
Cash and cash equivalents	$2,926	$2,120	$3,212
Accounts receivable, net	7,064	7,043	6,657
Inventories	4,794	4,825	4,144
Other current assets	3,756	3,371	3,081
Assets held for sale	245	257	1,568
Total current assets	18,785	17,616	18,662

Property, plant and equipment, net	9,309	9,183	9,092
Goodwill	24,858	24,705	24,557
Intangible assets, net	5,128	4,979	5,085
Other assets	5,589	5,209	5,225
Total Assets	$63,669	$61,692	$62,621

Current Liabilities:
Current maturities of long-term debt	$808	$1,491	$1,930
Accounts payable	3,527	3,284	3,019
Accrued and other current liabilities	6,675	6,013	6,540
Liabilities held for sale	56	54	320
Total current liabilities	11,066	10,842	11,809

Long-term debt	9,365	8,554	10,599
Other liabilities	7,818	7,861	7,702
Total Liabilities	28,249	27,257	30,110

Minority interest	54	49	61

Shareholders’ equity	35,366	34,386	32,450
Total Liabilities and Shareholders’ Equity	$63,669	$61,692	$62,621

NOTE:                 These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and Quarterly Reports on Form 10-Q’s for the quarterly periods ended December 30, 2005, March 31, 2006 and June 30, 2006.

NOTE:               The 2005 financial statements do not reflect the results of the internal review of historical stock option grant practices.  For more information, please see Tyco’s report on Form 8-K filed on November 15, 2006.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended		Twelve Months Ended
	September 29,	September 30,	September 29,	September 30,
	2006	2005	2006	2005
Cash Flows from Operating Activities:
Net income	$1,267	$917	$3,713	$3,032
Loss (gain) from discontinued operations	20	(50)	348	46
Cumulative effect of accounting change	—	—	14	(21)

Income from continuing operations	1,287	867	4,075	3,057
Adjustments to reconcile net cash provided by operating activities:
(Gains) losses on divestitures	(5)	10	(44)	(271)
In-process research and development	60	—	63	—
Depreciation and amortization	526	523	2,065	2,084
Non-cash compensation expense	64	20	275	75
Deferred income taxes	(7)	(128)	72	(26)
Provision for losses on accounts receivable and inventory	47	45	174	232
Loss on the retirement of debt	—	105	2	1,013
Other non-cash items	(52)	31	(19)	51
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	39	42	(215)	(719)
Inventories	41	177	(680)	(125)
Accounts payable	207	211	435	422
Accrued and other liabilities	186	418	(332)	144
Income taxes, net	1	(81)	(140)	328
Other	8	(130)	(137)	(111)
Net cash provided by operating activities	2,402	2,110	5,594	6,154
Net cash provided by (used in) discontinued operating activities	3	60	(28)	64

Cash Flows from Investing Activities:
Capital expenditures	(451)	(380)	(1,569)	(1,354)
Proceeds from disposal of assets	27	24	55	91
Acquisition of businesses, net of cash acquired	(258)	(67)	(413)	(82)
Acquisition of customer accounts (ADT dealer program)	(107)	(101)	(373)	(328)
Purchase accounting and holdback liabilities	(4)	(18)	(19)	(47)
Divestiture of businesses, net of cash retained	1	(8)	934	295
Decrease (increase) in investments	13	(119)	58	(272)
(Increase) decrease in restricted cash	(35)	(7)	12	(2)
Other	(11)	11	(11)	(16)
Net cash used in investing activities	(825)	(665)	(1,326)	(1,715)
Net cash used in discontinued investing activities	(3)	(9)	(100)	(39)

Cash Flows from Financing Activities:
Net repayments of debt	(15)	(547)	(1,233)	(4,979)
Proceeds from exercise of share options	46	55	250	226
Dividends paid	(201)	(201)	(806)	(628)
Repurchase of common shares by subsidiary	(626)	(299)	(2,544)	(300)
Transfers from (to) discontinued operations	2	58	(241)	(78)
Other	(2)	(4)	(22)	(23)
Net cash used in financing activities	(796)	(938)	(4,596)	(5,782)
Net cash (used in) provided by discontinued financing activities	(3)	(59)	137	(16)

Effect of currency translation on cash	25	32	42	65
Net increase (decrease) in cash and cash equivalents	803	531	(277)	(1,269)
Less: net decrease (increase) in cash related to discontinued operations	3	8	(9)	(9)
Cash and cash equivalents at beginning of period	2,120	2,673	3,212	4,490

Cash and cash equivalents at end of period	$2,926	$3,212	$2,926	$3,212

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$2,402	$2,110	$5,594	$6,154
Decrease in sale of accounts receivable	1	3	9	18
Capital expenditures, net	(424)	(356)	(1,514)	(1,263)
Acquisition of customer accounts (ADT dealer program)	(107)	(101)	(373)	(328)
Purchase accounting and holdback liabilities	(4)	(18)	(19)	(47)
Voluntary pension contributions	2	33	2	115
Free Cash Flow	$1,870	$1,671	$3,699	$4,649

NOTE:                 Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

NOTE:                 The 2005 financial statements do not reflect the results of the internal review of historical stock option grant practices.  For more information, please see Tyco’s report on Form 8-K filed on November 15, 2006.

TYCO INTERNATIONAL LTD.
ORGANIC REVENUE GROWTH RECONCILIATION
(in millions)
(Unaudited)

	Quarter Ended September 29, 2006								Net Revenue for the Quarter Ended
	Net Revenue		Foreign Currency		Acquisition / (Divestiture)		Organic Revenue Growth		September 30, 2005
Electronics	$3,363	13.3%	$52	1.8%	$7	0.2%	$335	11.3%	$2,969
Fire and Security	3,062	5.8%	46	1.6%	(17)	-0.7%	139	4.9%	2,894
Healthcare	2,481	2.7%	20	0.8%	(3)	-0.1%	49	2.0%	2,415
Engineered Products and Services	1,854	11.9%	29	1.8%	—	-0.1%	168	10.2%	1,657
Corporate	—	NM	—	NM	—	NM	—	NM	—
Total Net Revenue	$10,760	8.3%	$147	1.5%	$(13)	-0.2%	$691	7.0%	$9,935

	Twelve Months Ended September 29, 2006								Net Revenue for the Twelve Months Ended
	Net Revenue		Foreign Currency		Acquisition / (Divestiture)		Organic Revenue Growth		September 30, 2005
Electronics	$12,724	8.1%	$(148)	-1.3%	$8	0.1%	$1,090	9.3%	$11,774
Fire and Security	11,653	1.3%	(60)	-0.5%	(117)	-1.1%	327	2.9%	11,503
Healthcare	9,641	1.0%	(93)	-1.0%	14	0.1%	177	1.9%	9,543
Engineered Products and Services	6,942	7.5%	(25)	-0.4%	(1)	0.0%	512	7.9%	6,456
Corporate	—	NM	—	NM	(29)	NM	—	NM	29
Total Net Revenue	$40,960	4.2%	$(326)	-0.8%	$(125)	-0.4%	$2,106	5.4%	$39,305

NOTE:  Organic revenue growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
DEBT RECONCILIATION
(in millions)
(Unaudited)

	Quarter Ended September 29, 2006	Twelve Months Ended September 29, 2006
Total debt at beginning of period	$10,045	$12,529
Debt repayments	(12)	(1,229)
Debt conversions	—	(1,240)
Currency translation	40	121
Other	100	(8)
Total debt at end of period	$10,173	$10,173

Tyco International Ltd.
Earnings Per Share Summary

	Quarter Ended				Year Ended
	Dec. 30, 2005	March 31, 2006	June 30, 2006	Sept. 29, 2006	Sept. 29, 2006
Diluted EPS from Continuing Operations as previously reported (GAAP)	$0.39	$0.52	$0.43	$0.63	$1.97

Income / (Loss) from (PCG) Discontinued Operations	(0.00)	0.00	—	—	—

Diluted EPS from Continuing Operations (GAAP)	$0.39	$0.52	$0.43	$0.63	$1.97

Divestiture Losses / (Gains)	0.00	(0.02)	0.00	0.01	(0.02)

Separation Costs	0.00	0.01	0.03	0.03	0.07

Healthcare Legal Matter	(0.00)	—	—	—	(0.00)

Tax Matters	—	(0.06)	—	(0.15)	(0.21)

Product Replacement Program	—	—	0.03	—	0.03

In-Process Research and Development	—	—	—	0.03	0.03

Former Management Settlement	—	—	—	(0.04)	(0.03)